CAUSE NO 2011-32519

Renato Acain, et al Plaintiffs,	)( )( )( )(	IN THE DISTRICT COURT OF
vs.	)( )(	HARRIS COUNTY, T E X A S
International Plant Services, LLC, et al Defendant.	)( )(	~~190TH~~ 113th JUDICIAL DISTRICT

PI
Pjurx
11d
(2,50,51,53
55)

ORDER

The only motion properly pending before the court for a ruling is Defendants' Motion To Dismiss For Lack of Jurisdiction. On February 18, 2013 the Court heard oral arguments on Defendants' Motion To Dismiss For Lack of Jurisdiction and requested additional information on the status of the proceedings in the Philippines and on the filing of claims by Plaintiff Villejo in the proceedings in the Philippines. The Court finds no supplemental information in the record. After reviewing the motion and response and hearing arguments of counsel the Court finds that the Defendants' motion is meritorious and should be granted.

It is therefore ORDERED, ADJUDGED AND DECREED that Defendants' Motion To Dismiss For Lack of Jurisdiction is granted and Plaintiffs claims are dismissed for lack of jurisdiction.

SIGNED this 11 day of March, 2013.

MAR 1 1 2013

[signature]
JUDGE PATRICIA J. KERRIGAN

RECORDER'S MEMORANDUM
This instrument is of poor quality at the time of imaging

FILED
Chris Daniel
District Clerk

MAR 12 2013

Time: ____________
Harris County, Texas
By ____________
Deputy